UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Materials Under Rule 14a-12

BONE BIOLOGICS CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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BONE BIOLOGICS CORPORATION

2 Burlington Woods Drive, Ste 100

Burlington, MA 01803

August 10, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Bone Biologics Corporation to be held at 11:00 a.m. Eastern time on September 12, 2018 at Bone Biologics Corporation offices, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803.

As more fully described in the attached Notice of Annual Meeting and the accompanying proxy statement, at the Annual Meeting, our stockholders will consider and vote to (i) elect five directors to our Board of Directors; (ii) approve, in an advisory (non-binding) vote, our executive officer compensation; and (iii) ratify the appointment of Weinberg & Company, P.A., as our independent registered public accountant for the fiscal year ending December 31, 2018.

Whether or not you plan to attend the Annual Meeting, please submit your proxy to ensure your representation and the presence of a quorum at the Annual Meeting. You may submit your proxy over the Internet or by marking, signing, dating and mailing the enclosed proxy card.

The Board of Directors recommends that you vote “FOR” the proposals presented in this proxy statement.

Sincerely,

/s/ Don Hankey
Don Hankey
Chairman of the Board of Directors

BONE BIOLOGICS CORPORATION

2 Burlington Woods Drive, Ste 100

Burlington, MA 01803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 12, 2018

Notice is hereby given that an Annual Meeting of Stockholders of Bone Biologics Corporation for the fiscal year ended December 31, 2017 (“Annual Meeting”), will be held at 11:00 a.m. Eastern time on September 12, 2018 at Bone Biologics Corporation offices, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803, for the following purposes:

●	To elect five directors to our Board of Directors;

●	To approve, in an advisory (non-binding) vote, our executive officer compensation;

●	To ratify the appointment of Weinberg & Company, P.A., as our independent registered public accountant for the fiscal year ending December 31, 2018; and

●	To transact any other business as may properly come before the meeting or at any adjournment thereof.

We have fixed the close of business on July 27, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only our stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

We expect to send the proxy materials on or about August 10, 2018, for the holders of record and beneficial owners of our common stock as of the close of business on the record date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 12, 2018:

The proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended December 31, 2017 are available at the following website: www.bonebiologics.com.

By Order of the Board of Directors,

/s/ Don Hankey
Don Hankey
Chairman of the Board of Directors

August 10, 2018

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY/VOTING INSTRUCTION CARD. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT AND PROXY/VOTING INSTRUCTION CARD.

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BONE BIOLOGICS CORPORATION

2 Burlington Woods Drive, Ste 100

Burlington, MA 01803

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on September 12, 2018

The Annual Meeting

This proxy statement is being furnished to the stockholders of Bone Biologics Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting to be held at 11:00 a.m. Eastern time on September 12, 2018, at the Bone Biologics Corporation offices, 2 Burlington Woods Drive, Ste 100 Burlington, MA 01803, and at any adjournments or postponements thereof.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

●	To elect five directors to our Board of Directors;

●	To approve, in an advisory (non-binding) vote, our executive officer compensation;

●	To ratify the appointment of Weinberg & Company, P.A., as our independent registered public accountant for the fiscal year ending December 31, 2018; and

●	To transact any other business as may properly come before the meeting or at any adjournment thereof.

Stockholders of the Company as of July 27, 2018, the Record Date, may vote in one of the following two ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing, dating and returning the enclosed proxy card, or (2) by completing your proxy on the Internet at the address listed on the proxy card. It is important that you vote your shares whether or not you attend the meeting in person. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy on the Internet. Shares represented by proxy will be voted in accordance with the instructions you provide to the individuals named on the proxy. If you provide no instruction, the shares will be voted for all of the proposals.

NO MATTER WHAT METHOD YOU ULTIMATELY DECIDE TO USE TO VOTE YOUR SHARES, WE URGE YOU TO VOTE PROMPTLY.

The Proxy Materials including our Annual Report are first being mailed to our stockholders on or about August 10, 2018.

Record Date; Shares Entitled To Vote; Vote Required To Approve the Transaction

The Board has fixed the close of business on July 27, 2018 (the “Record Date”), as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, 8,323,688 shares of our common stock, par value $0.001 per share (“Common Stock”) were issued and outstanding, and pursuant to our Bylaws, each outstanding share of Common Stock is entitled to one vote on each matter submitted to vote at a meeting of our stockholders.

A majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. In the absence of a quorum, the Annual Meeting may be postponed from time to time until stockholders holding the requisite number of shares of our Common Stock are represented in person or by proxy. Broker non-votes and abstentions will be counted towards a quorum at the Annual Meeting, but will not count as votes for or against the proposals.

Solicitation, Voting and Revocation of Proxies

This solicitation of proxies is being made by our Board, and our Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by directors, officers and employees of our Company, who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Shares of our Common Stock represented by a proxy properly signed and received at or prior to the Annual Meeting, unless properly revoked, will be voted in accordance with the instructions on the proxy. If a proxy is signed and returned without any voting instructions, shares of our Common Stock represented by the proxy will be voted “FOR” the proposals described in this proxy statement, and in accordance with the determination of the majority of our Board, as to any other matter which may properly come before the Annual Meeting, including any adjournment or postponement thereof. A stockholder may revoke any proxy given pursuant to this solicitation by: (i) delivering to our corporate secretary, prior to or at the Annual Meeting, a written notice revoking the proxy; (ii) delivering to our corporate secretary, at or prior to the Annual Meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of a proxy should be addressed to:

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BONE BIOLOGICS CORPORATION
2 Burlington Woods Drive, Ste 100
Burlington, MA 01803
Attention: Corporate Secretary

Our Board of Directors is not aware of any business to be acted upon at the Annual Meeting other than consideration of the proposals described herein.

Internet Voting

In addition to marking, signing, dating and mailing the enclosed proxy card, you may vote over the Internet. Voting via the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote via the Internet, instructions to do so are set forth on the enclosed proxy card. If you own your shares in your own name, you can vote via the Internet in accordance with the instructions provided on the proxy card. If your shares are held in “street name” by a bank, broker or other nominee, you can also vote via the Internet by following the voting instructions provided by your bank, broker or other nominee. You may need to contact your bank or broker to vote.

If you vote via the Internet, you do not have to mail in a proxy card, but your vote must be received by 11:59 p.m., Los Angeles Time, on September 11, 2018.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND ANNUAL MEETING

Q:	WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A:	You are receiving this proxy statement in connection with an Annual Meeting of stockholders called by our Board of Directors in connection with soliciting stockholder votes for the purpose of (i) electing five directors to our Board to serve for a term ending on the date of the next Annual Meeting of stockholders following the date such persons are elected as directors, or until their successors are duly elected and qualified; (ii) approve in an advisory (non-binding) vote, our executive officer compensation; and (iii) ratifying the appointment of Weinberg & Company, P.A. as our independent registered public accountant for the fiscal year ending December 31, 2018, in each case, as more fully described in this proxy statement. You have been sent this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Annual Meeting of stockholders called for the purpose of voting on the foregoing matters

Q:	WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executive officers, and certain other required information.

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING, AND WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:	Only holders of shares of our Common Stock, as of the Record Date, are entitled to vote at the Annual Meeting. As of July 27, 2018, the Record Date, there were 8,323,688 shares of our Common Stock issued and outstanding, and entitled to notice of and to vote at the Annual Meeting. For all matters each outstanding share of our common stock will be entitled to one vote on each matter. Under Delaware law, and pursuant to our Bylaws, a majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Once a quorum is established, stockholder approval with respect to a particular proposal is generally obtained by the affirmative vote of a majority of our issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, represented in person or by proxy, except for the election of directors which is determined by a simple plurality of the votes cast.

Q:	DOES OUR BOARD OF DIRECTORS RECOMMEND VOTING “FOR” THE PROPOSALS?

A:	Yes. Our Board of Directors unanimously recommends that our stockholders vote “FOR” each of the proposals described in this proxy statement.

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Q:	HOW MAY I VOTE ON THE PROPOSALS IF I OWN SHARES IN MY OWN NAME?

A:	If you own your shares in your own name, you may vote on the proposals presented in this proxy statement in one of the following two ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the enclosed proxy card and returning it to the Company, or (2) by completing your proxy on the Internet at the address listed on the proxy card. It is important that you vote your shares whether or not you attend the meeting in person. If you provide no instructions, the shares will be voted “FOR”(i) the election of five nominees listed on the proxy card; (ii) the approval, in an advisory (non-binding) vote, our executive officer compensation and (iii) ratifying the appointment of Weinberg & Company, P.A. as our independent registered public accountant for the fiscal year ending December 31, 2018.

Q:	HOW MAY I VOTE ON THE PROPOSALS IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, BANK OR OTHER NOMINEE?

A:	If your shares are held in “street name” through a broker, bank or other nominee, you can also vote via the Internet by following the voting instructions provided by your bank, broker or other nominee. You may need to contact your bank or broker to vote. Brokerage firms no longer have authority to vote shares for which their customers do not provide voting instructions. A broker, banker or other nominee no longer has discretion to vote for or against the election of directors or the other proposals. Accordingly, we encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.

Q:	CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A:	Yes. If you are a stockholder of record, you may change your vote at any time before the polls close at the meeting. You may do this by (i) delivering to our corporate secretary, prior to or at the Annual Meeting, a written notice revoking the proxy; (ii) delivering to our corporate secretary, at or prior to the Annual Meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee. If you voted by Internet, you may change your vote at any time up until 11:59 p.m., Los Angeles time, on September 11, 2018, by resubmitting a new Internet vote. Your last Internet vote will be the one which is used for voting purposes.

Q:	CAN I VOTE MY SHARES IN PERSON?

A:	Yes. The Annual Meeting is open to all holders of our common stock as of the Record Date. To vote in person, you will need to attend the meeting and bring with you evidence of your stock ownership. If your shares are registered in your name, you will need to bring a copy of stock certificate(s) together with valid picture identification. If your shares are held in the name of your broker, bank or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

Q:	DO I HAVE DISSENTERS’ RIGHTS IN CONNECTION WITH THE PROPOSALS?

A:	No. Under Delaware law, “dissenters’ rights” are not available in connection with the proposals presented in this proxy statement.

Q.	HOW MAY I REQUEST A SINGLE SET OF PROXY MATERIALS FOR MY HOUSEHOLD?

A:	If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us to request delivery of a single copy of these materials. Written requests should be made to Bone Biologics Corporation, Attention: Corporate Secretary, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803.

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Q.	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q.	WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q.	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Company management.

Q.	WHO IS PAYING FOR THIS PROXY SOLICITATION?

A:	Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL I – ELECTION OF DIRECTORS

Our Board currently has five directors. The Board proposes that all of the nominees listed below, each of whom currently serves on the Board, be elected as directors to serve for a term ending on the date of the next Annual Meeting of stockholders following the date such persons are elected as directors, and until their successors are duly elected and qualified. The Board acting in lieu of the Nominating and Corporate Governance Committee has approved and recommended for election as directors at the Annual Meeting the nominees described in this proxy statement.

Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Don Hankey is the father of Bret Hankey. There is no other family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting is required to elect each director.

Name	Age	Position
Don Hankey	75	Chairman of the Board of Directors
Stephen R. LaNeve	59	Chief Executive Officer and President and Director
Bruce Stroever	68	Director
Bret Hankey	41	Director
John Booth	63	Director

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The biographies and work experience of each of our nominees for directors is set forth under “Directors, Executive Officers, Promoters and Control Persons” beginning on page 11 of this proxy statement.

Vote Required and Recommendation of Board of Directors

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The Board of Directors Recommends a Vote “For” Each of the Nominees Listed Above.

PROPOSAL II – ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay practices. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. The goal for our executive compensation program is to motivate and retain highly-talented executives who are critical to the successful implementation of our strategic business plan.

We invite you to consider the details of our executive compensation program provided in the tables and narrative discussion relating to the program. These will provide you with the individual elements of our compensation program and allow you to view the trends in compensation for the years presented.

We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosures include the compensation tables and the narrative discussion pertaining to compensation. As an advisory vote, this proposal is not binding upon our Board of directors or us. However, we expect that our compensation committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers. Accordingly, we are asking you to approve the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Bone Biologics Corporation, as disclosed in the 2018 Proxy Statement of Bone Biologics Corporation pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion, hereby is approved.

Recommendation of the Board

Our Board of directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers. Proxies received will be so voted unless stockholders vote otherwise via the Internet or specify otherwise in their completed and returned proxy cards.

PROPOSAL III – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of our Board has appointed Weinberg & Company, P.A. to act as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and recommends that our stockholders vote to ratify such appointment. Representatives of Weinberg & Company, P.A. are not expected to present at the Annual Meeting.

In the event of a negative vote on such ratification, the Board will reconsider its selection. No determination has been made as to what action the Board would take if the stockholders do not ratify the appointment.

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Principal Accountant Fees and Services

Effective December 7, 2017, the Company’s Board of Directors engaged Weinberg & Company, P.A. (“Weinberg”) as the Company’s independent accountant to act as the principal accountant to audit the Company’s financial statements for the year ended December 31, 2017.

Weinberg’s reports on the Company’s financial statements for the years ended December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that the report for both years indicated that the Company’s ability to continue as a going concern is dependent upon its ability to secure additional sources of financing. Accordingly, such report indicated that there was substantial doubt as to the Company’s ability to continue as a going concern and that the financial statements did not include any adjustments relating to the recoverability and classification of asset carrying amounts on the amount and classification of liabilities that might result from the outcome of this uncertainty.

For the years ended December 31, 2016 and 2017, (i) there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton, would have caused it to make reference thereto in connection with its reports on the financial statements for such years and (ii) there were no matters that were either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The following table sets forth the aggregate fees billed to us during the years ended December 31, 2017 and 2016.

Audit Fees

	2017	2016
Anton & Chia	$41,612	$41,186

Audit Related Fees

There were no fees billed to the Company by Anton & Chia for assurance and related services that are reasonably related to the performance of the audit related fees.

Tax Fees

Foster, Griffith and Allen, Inc.	$4,632	$6,958

Audit Committee Pre-Approval Policies and Procedures. The audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted policies and procedures for the pre-approval of services provided by our independent registered public accounting firm. The policies and procedures provide that management and our independent registered public accounting firm jointly submit to the audit committee a schedule of audit and non-audit services for approval as part of the annual plan for each year. In addition, the policies and procedures provide that the audit committee may also pre-approve particular services not in the annual plan on a case-by-case basis. For each proposed service, management must provide a detailed description of the service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management and our independent registered public accounting firm to provide quarterly updates to the audit committee regarding services rendered to date and services yet to be performed.

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Vote Required and Recommendation of Board of Directors

Under Delaware law and pursuant to our Bylaws, the proposal to ratify Weinberg as our independent registered public accounting firm for the fiscal year ending December 31, 2018, will be approved by the affirmative vote of a majority of our issued and outstanding shares of Common Stock entitled to vote at meeting, represented in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ANTON & CHIA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of August 1, 2018, regarding the beneficial ownership of our common stock by:

●	each person known by us to be a beneficial owner of more than five percent of our outstanding common stock;

●	each of our directors and director nominee;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

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Name of Beneficial Owner or Identity of Group	Title of Class	Shares(1)		Percentage

5% or greater stockholders:

The Musculoskeletal Transplant Foundation, Inc. 175 May Street Edison, NJ 08837	Common Stock	1,563,577	(2)	18.6%

Hankey Capital, LLC 4751 Wilshire Blvd #110 Los Angeles, CA 90010	Common Stock	13,425,603	(3)	80.2%

Amir Heshmatpour, 6363 Lunita Road, Malibu, CA 90265	Common Stock	489,843	(5)	5.8%

Dr. Bessie (Chia) Soo 115 N. Doheny Dr. Beverly Hills, CA 90211	Common Stock	478,813	(6)	5.6%

Executive Officers and Directors:

Don R. Hankey 4751 Wilshire Blvd #110 Los Angeles, CA 90010	Common Stock	14,061,483	(7)	84.0%

Stephen LaNeve, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	261,949	(8)	3.1%

Jeffrey Frelick, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	130,975	(9)	1.6%

Deina H. Walsh, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	55,036	(10)	0.7%

Bruce Stroever 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803 (11)	Common Stock	-		-

John Booth, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	12,922	(12)	0.2%

Bret Hankey, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803	Common Stock	28,034		0.3%

Total Officers and Directors as a Group (7 persons)	Common Stock	14,550,399	(13)	84.7%

(1)	Based on 8,323,688 issued and outstanding shares. The number of shares issued and outstanding that was used to calculate the percentage ownership of each listed person includes the shares underlying convertible debt, stock options and warrants that are exercisable 60 days from our report date.

(2)	Consists of 1,479,238 shares, 79,339 shares underlying warrants exercisable within 60 days and 50,000 shares underlying stock options exercisable within 60 days.

(3)	Consists of 3,867,868 shares, 1,139,240 shares held as collateral for the repayment of convertible notes, 7,860,760 shares issuable upon conversion of convertible notes held by Hankey Capital and 557,735 shares issuable upon exercise of warrants issued exercisable within 60 days. Excludes shares issuable upon conversion of convertible notes to be issued on draws under a credit facility provided by Hankey Capital.

(4)	Not used.

(5)	Consists of (a) 369,843 shares beneficially owned by AFH Holding of which Mr. Heshmatpour is the sole member and over which he has sole voting and investment control, (b) 30,000 shares owned by KIG LLC of which Mr. Heshmatpour’s spouse is the sole member and over which she has sole voting and investment control and (c) 90,000 shares owned by Mr. Heshmatpour’s children.

(6)	Includes 11,932 shares underlying warrants exercisable within 60 days, 45,838 shares underlying stock options exercisable within 60 days, 76,924 shares issuable within 60 days pursuant certain agreements and 45,838 shares underlying stock options exercisable within 60 days held by her husband.

(7)	Mr. Hankey is the Manager of Hankey Capital. Mr. Hankey is the beneficial owner of 14,061,483 shares of the Company consisting of 3,867,868 shares owned by Hankey Capital, 1,139,240 shares held by Hankey Capital as collateral for the repayment of convertible notes, 361,640 shares owned by the Don Hankey Trust (the “Trust”) of which Mr. Hankey is the Trustee, 274,240 shares held by H&H Funding LLC of which Mr. Hankey is the sole manager, 7,860,760 shares issuable upon conversion of convertible notes held by Hankey Capital and 557,735 shares issuable upon exercise of warrants issued to Hankey Capital. Hankey Capital is owned by Hankey Investment Company LP (“HIC”) of which the Trust owns a 66.09% interest. The general partner of HIC is Knight Services Inc. of which the Trust is the sole owner.

(8)	Includes 261,949 shares underlying stock options exercisable within 60 days.

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(9)	Includes 130,975 shares underlying stock options exercisable within 60 days.

(10)	Includes 55,036 shares underlying stock options exercisable within 60 days.

(11)	Mr. Stroever is the past President and Chief Executive Officer of the Musculoskeletel Transplant Foundation, Inc.

(12)	Includes 12,145 shares underlying stock options exercisable within 60 days.

(13)	Consisting of 4,563,211 shares, 1,139,240 shares held by Hankey Capital as collateral for the repayment of convertible notes, 7,860,760 shares issuable upon conversion of convertible notes held by Hankey Capital, 557,735 shares issuable upon exercise of warrants and 475,632 shares underlying stock options exercisable within 60 days.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT

The following table sets forth certain information regarding the Company’s directors and executive officers as of August 1, 2018:

Name	Age	Position
Stephen R. LaNeve	59	Chief Executive Officer and President and Director
Jeffrey Frelick	53	Chief Operating Officer
Deina H. Walsh	53	Chief Financial Officer
Don Hankey	75	Chairman of the Board of Directors
Bruce Stroever	68	Director
John Booth	63	Director
Bret Hankey	41	Director

Stephen R. LaNeve: Chief Executive Officer and President

Stephen R. La Neve has served as our Chief Executive Officer since August 17, 2015. He brings thirty-five years of health care experience, leadership and success. Prior to his current position, Steve held leadership roles in the device and diagnostic segments which include: CEO and president of Etex Corporation; president of Becton Dickinson’s Pre-Analytical Systems business; president of Medtronic’s $3.5b Spine and Biologics business; and president of Medtronic’s then second largest country business unit, Medtronic Japan. He also served as senior vice president and executive vice president at Premier, one of the largest GPOs in the United States and ran the global Injection Systems business unit for Becton Dickinson. Additionally, Mr. LaNeve has held a number of commercial leadership roles at Becton Dickinson, Roche Diagnostics and E Merck Diagnostic Systems in sales, marketing, strategic planning and project management both in the US and outside the US. He serves on the board of directors for SkelRegen, LLC and Life Science Enterprise, and has served on the Board of Rapid Pathogen Screening, Inc. (RPS) up through its sale of the eye-care business. Mr. La Neve has consulted for private equity companies in the medical device area. Mr. LaNeve holds a B.S. in Health Planning and Administration from the Pennsylvania State University, an M.B.A. from West Chester University, and is a member of the Omicron Delta Epsilon honor society for academic excellence in economics.

Jeffrey Frelick: Chief Operating Officer

Jeffrey Frelick has served as our Chief Operating Officer since August 17, 2015. He was the COO of Life Science Enterprises, where he brings more than 25 years of med-tech experience. He spent the past 15 years on Wall Street as a sell-side analyst following the med-tech industry at investment banks such as Canaccord Genuity, ThinkEquity and Lazard. Prior to becoming an equity research analyst, Mr. Frelick worked at Boston Biomedical Consultants where he provided strategic planning assistance, market research data and due diligence for diagnostics companies. He previously held sales and sales management positions at Becton Dickinson’s Primary Care Diagnostic Division after gaining technical experience as a laboratory technologist with Clinical Pathology Facility. Mr. Frelick received a B.S. in Biology from University of Pittsburgh and an M.B.A. from Suffolk University’s Sawyer Business School.

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Deina H. Walsh: Chief Financial Officer

Deina Walsh has served as our Chief Financial Officer since November 2014. She is a certified public accountant and owner/founder of DHW CPA, PLLC a Public Companies Accounting Oversight Board (PCAOB) registered firm since 2014. Prior to forming her firm, Ms. Walsh has 13 years at a public accounting firm where as a partner she was actively responsible for leading firm audit engagements of publicly held entities in accordance with PCAOB standards and compliance with SEC regulations, including internal control requirements under section 404 of the Sarbanes-Oxley Act. Ms. Walsh had a global client base including entities throughout the United States, Canada and China. These entities encompass a diverse range of industries including manufacturing, wholesale, life sciences, pharmaceuticals, and technology. Her experience includes work with start-up companies and well-established operating entities. She has assisted many entities seeking debt and equity capital. Areas of specialty include mergers, acquisitions, reverse mergers, consolidations, complex equity structures, foreign currency translations and revenue recognition complexities. Ms. Walsh has an Associates of Science Degree in Business Administration from Monroe Community College and a Bachelor of Science Degree in Accounting from the State University of New York at Brockport.

Don Hankey: Chairman of the Board of Directors

Mr. Hankey holds his BA and post-graduate work from the University of Southern California. At age 27, Mr. Hankey became Vice President of a major investment banking firm, which would later become part of USB Paine Weber. Mr. Hankey acquired Midway Ford in 1972 and founded Hankey Investment Company in 1982. During the 1980s Mr. Hankey’s organization grew its portfolio and established a foothold in the financial services industry. Mr. Hankey has incorporated technology into every aspect of the Hankey Group of companies improving efficiencies and outcomes. Mr. Hankey has been the manager of Hankey Capital, LLC, since its formation in 2002. Given Mr. Hankey’s financial experience, the Company believes he is well qualified to serve as the Chairman of the Board of Directors.

Bruce Stroever: Director

Mr. Stroever has forty years of product development and general management experience in the medical device and orthobiologics fields. Mr. Stroever joined MTF in late 1988 as General Manager and and retired in mid-2018 from his position as the President and Chief Executive Officer of MTF. He served as MTF’s President since his appointment in 1992 and as Chief Executive Officer since 1996. Under Mr. Stroever’s leadership, MTF grew to be the largest tissue bank in the world providing over 500,000 grafts per year with revenues over $400 million. From 1971 to 1988, Mr. Stroever held several positions with Ethicon, Inc., a Johnson & Johnson, Inc. subsidiary. Mr. Stroever currently serves on the advisory board for the New Jersey Organ and Tissue Sharing Network. He was elected to the Board of Governors of the American Association of Tissue Banks for a three year term in 1999 and subsequently in 2012. He was a founding member of the Tissue Policy Group subsidiary of the AATB and served as its Chairman for two terms.  Mr. Stroever has served as the Chairman of Bone’s Board of Directors since 2012. Mr. Stroever received his B.E. in Mechanical/Chemical Engineering from Stevens Institute of Technology in 1972 and a Masters of Science in Bioengineering from Columbia University in 1977.

John Booth: Director

Mr. Booth has been CEO of Spineology Inc. since 2004 and has been a board member since its inception in 1998. Spineology is involved in the development and commercialization of minimally invasive spinal implants and access systems. Mr. Booth held various executive level positions at Phillips Plastics Corporation, most recently serving as CEO from June of 2001 to December 2002. Before serving as CEO of Phillips, he was CEO of Microvena Corporation, a cardiovascular device subsidiary of Phillips, from 1999 to 2001 and CEO of Phillips Origen Group Division from 1998 to 1999. Prior to Phillips, Mr. Booth was President and CEO of INCSTAR Corporation, a publicly held medical technology company involved in in-vitro diagnostics. He has held various positions in both financial and general management in the medical technology industry since 1981. Mr. Booth has also serve on the boards of directors of INCSTAR Corporation from 1994 to 1997, Microvena Corporation from 1998 to 2001, Phillips Plastics Corporation from 2000 to 2002, Imricor Medical Systems Inc. from 2007 to 2014, Data Sciences International from January 2017 to January 2018, and Spineology Inc. from 1998 to the present. Mr. Booth received a B.S. degree in accounting from Villanova University and an MBA from Seton Hall University.

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Bret Hankey: Director

Mr. Hankey has served in various capacities within the Hankey Group and currently serves as the President of the Hankey Group and is a member of the board of directors on all major companies that comprise the Hankey Group. Headquartered in Los Angeles, California, the Hankey Group is comprised of seven operating companies specializing primarily in the automotive, finance, technology, real estate and insurance industries. Since 2007, Mr. Hankey has also served in various capacities with Westlake Financial Services, a member of the Hankey Group, and is currently the Vice Chairman and Executive Vice President of Westlake Financial. Westlake Financial is the largest privately held automotive finance company in the United States. Mr. Hankey graduated from the University of Southern California in 2000 with a B.S. in Business Administration and Finance.

Family Relationships

Don Hankey is the father of Bret Hankey.

Board of Directors and Corporate Governance

Our Board of Directors currently consists of five (5) members, consisting of Don Hankey, Bruce Stroever, John Booth, Bret Hankey, and Stephen R. LaNeve.

Board Committees

Our Board of Directors has appointed an audit committee, governance committee and compensation committee. The Board of Directors met or acted by written consent 10 times during 2017.

Audit Committee

The audit committee is responsible for overseeing: (i) our accounting and reporting practices and compliance with legal and regulatory requirements regarding such accounting and reporting practices; (ii) the quality and integrity of our financial statements; (iii) our internal control and compliance programs; (iv) our independent auditors’ qualifications and independence and (v) the performance of our independent auditors and our internal audit function. In so doing, the audit committee maintains free and open means of communication between our directors, internal auditors and management. We are not required to have an Audit Committee consisting solely of independent directors or required to have an “audit committee financial expert” as we are neither listed on NASDAQ nor the New York Stock Exchange.

Our audit committee consists of John Booth, as Chairman. Jimmy Delshad was a member of the audit committee. He resigned effective August 1, 2018. The Audit committee met four times during 2017.

Compensation Committee

The compensation committee is responsible for reviewing and approving the compensation of our executive officers and directors and our performance plans and other compensation plans. The compensation committee makes recommendations to our Board of Directors in connection with such compensation and performance plans.

Our compensation committee consists of John Booth, as Chairman. Jimmy Delshad was a member of the compensation committee. He resigned effective August 1, 2018. The compensation committee met two times during 2017.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for (i) identifying, screening and reviewing individuals qualified to serve as directors (consistent with criteria approved by our Board of Directors) and recommending to our Board candidates for nomination for election at the annual meeting of shareholders or to fill board vacancies or newly created directorships; (ii) developing and recommending to our Board of Directors and overseeing the implementation of our corporate governance guidelines (if any); (iii) overseeing evaluations of our Board of Directors and (iv) recommending to our Board of Directors candidates for appointment to board committees.

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Our nominating and corporate governance committee consists of John Booth. Jimmy Delshad was a member of the nominating and corporate governance committee. He resigned effective August 1, 2018. The nominating and corporate governance committee met once during 2017.

Code of Ethics

The Company adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that that establishes, among other things, procedures for handling actual or apparent conflicts of interest. Our Code of Ethics is available at our website www.bonebiologics.com/investor-relations/corporate-governance/.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2017, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Indemnification Agreements

Our Board has approved a form of indemnification agreement for our directors and executive officers (“Indemnification Agreement”). Following Board approval, we entered into Indemnification Agreements with each of our current directors and executive officers.

The Indemnification Agreement provides for indemnification against expenses, judgments, fines and penalties actually and reasonably incurred by an indemnitee in connection with threatened, pending or completed actions, suits or other proceedings, subject to certain limitations. The Indemnification Agreement also provides for the advancement of expenses in connection with a proceeding prior to a final, non-appealable judgment or other adjudication, provided that the indemnitee provides an undertaking to repay to us any amounts advanced if the indemnitee is ultimately found not to be entitled to indemnification by us. The Indemnification Agreement sets forth procedures for making and responding to a request for indemnification or advancement of expenses, as well as dispute resolution procedures that will apply to any dispute between us and an indemnitee arising under the Indemnification Agreement.

The foregoing description is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.17 to the Current Report on Form 8-K filed on September 25, 2014.

Effective as of September 19, 2014, our Board of Directors also approved the Former D&O Indemnification Agreement to be entered into between us, Don Hankey and Amir Heshmatpour. The Former D&O Indemnification Agreement requires that for a period of four (4) years from and after September 19, 2014, we will indemnify (including advancement of expenses) and hold harmless persons who were officers and directors of the Company (i) by reason of being an officer or director of the Company prior to the Merger, including through all transactions relating to the Merger, or (ii) is related to acts in connection with the Merger taken by the Former D&O Indemnified Persons, provided however, that the foregoing indemnity shall be excess of all any insurance coverage available to the Former D&O Indemnified Parties for any such loss. The accuracy of the Hankey Affidavit and Heshmatpour Affidavit in connection with the Former D&O Indemnification is a condition precedent to the foregoing indemnity (including advancement of expenses). The Company has no insurance coverage that would cover any claim asserted against the Company by any Former D&O Indemnified Person pursuant to this Former D&O Indemnification Agreement.

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This description is qualified in its entirety by the Former D&O Indemnification Agreement filed as Exhibit 10.18 to the Current Report on Form 8-K filed on September 25, 2014 and incorporated herein by reference.

Scientific Advisory Board

Dr. Shun’ichi Kuroda has served as a member of Bone’s Scientific Advisory Board since 2005. He taught as a professor at the Department of Bio-agricultural Sciences of Nagoya University since 2009 and has served as the Chairman of the Department since 2012. Dr. Kuroda has expertise is in recombinant protein engineering and manufacturing.

Dr. Jeffrey C. Wang, MD has served as a member of Bone’s Scientific Advisory Board since 2005. Dr. Wang has been Chief of the Orthopaedic Spine Surgery Service since 1997, Fellowship Director of the UCLA Orthopaedic Spine Surgery Fellowship, and is Currently Professor of Orthopaedic Surgery and Neurosurgery. He is also the Vice Chair of Clinical Operations for the UCLA Department of Orthopaedic Surgery. He is Co-Director of the UCLA Spine Center. Dr. Wang’s research areas include the use of osteoinductive and osteoconductive materials for spinal fusion as well as novel gene therapy and minimally invasive techniques for spinal surgery. He obtained his undergraduate degree from Stanford University and his medical degree from the University of Pittsburgh. He then completed his Orthopaedic Surgery training at UCLA and his Spine Fellowship at Case Western Reserve University.

Dr. Xinli Zhang has served as a member of Bone’s Scientific Advisory Board since 2005. Since 2009, he has served as an Associate Professor at the UCLA School of Dentistry. Prior to joining UCLA, Dr. Zhang was Associate Professor in the Third Military Medical University in China from 1994 to 2000. Dr. Zhang combines his specialized training as a pathologist with a PhD in molecular biology. Dr. Zhang brings over twenty years of experience in medical and dental research in both China and the U.S. Dr. Zhang is an expert in developmental molecular biology and pathology of various bone and cartilaginous tissue related conditions.

Report of the Audit Committee

The Audit Committee provides assistance to our Board of Directors in fulfilling its oversight responsibility to the company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our Board of Directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 16 (Communication with Audit Committees).

During the year ended December 31, 2017, Weinberg & Company, P.A. served as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2017. Weinberg & Company, P.A. did not have any financial interest, direct or indirect, in our company, and did not have any connection with our company except in its professional capacity as our independent auditors.

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The Audit Committee discussed with Weinberg & Company, P.A., the auditors of our 2017 annual financial statements, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by Weinberg & Company, P.A. to the Audit Committee pursuant to Public Company Accounting Oversight Board (United States) Rule 3526.

Audit and non-audit services to be provided by Weinberg & Company, P.A. are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

Taking all of these reviews and discussions into account, the Audit Committee recommended to our Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC.

Respectfully submitted,

Audit Committee:

John Booth, Chairman

Board Leadership Structure and Role in Risk Oversight

The Board of Directors believes it is important to select the Company’s Chairman and Chief Executive Officer in the manner it considers in the best interests of the Company at any given time. The Board of Directors has elected a Chairman of the Board who is different from the Company’s Chief Executive Officer.

The Board of Directors is currently comprised of one individual who is independent from the management of the Company and, assuming that the nominee is elected at the Annual Meeting, this member of the Board will continue to be an independent director. The Board of Directors and its committees meet regularly throughout the year to assure that the independent director is well briefed and informed with regard to the Company’s affairs. The independent director has unfettered access to any employee within the Company and is encouraged to call upon whatever employee he or she deems fit to secure the information each director feels is important to his understanding of our Company. In this fashion, we seek to maintain well informed, independent directors who are prepared to make informed decisions regarding our business affairs.

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors as a whole plays an important role in overseeing the identification, assessment and mitigation of such risks. The Board of Directors reviews information regarding the Company’s finances and operations, as well as the risks associated with each. For example, the oversight of financial risk management lies primarily with the Board’s Audit Committee, which is empowered to appoint and oversee our independent auditors, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management and the Board of Directors. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. In fulfilling its risk oversight responsibility, the Board of Directors, as a whole and acting through any established committees, regularly consults with management to evaluate and, when appropriate, modify our risk management strategies.

Board (and Committee) Meetings and Attendance

For the fiscal year ended December 31, 2017, each of our directors has attended 75% or more of the aggregate number of meetings of the Board, and the committee(s) of the Board on which he or she serves. Each director is expected to attend and participate in, either in person or by means of telephonic or video conference, all scheduled meetings of the Board and all meetings of the committees of the Board on which such director serves, and all scheduled meetings of stockholders of the Company. All of our current directors are expected to attend the Annual Meeting via teleconference.

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Communications with the Board of Directors

Stockholders may communicate directly with the Board by writing to them at Board of Directors, c/o Corporate Secretary, Bone Biologics Corporation, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803. Such communications will be forwarded to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints with respect to ordinary course of business issues, or (3) clearly unrelated to the Company’s business, industry, management or Board or committee matters.

Legal Proceedings

None of our directors, nominees or officers, or any associate of any of the foregoing, is currently a party adverse to the Company or any of our subsidiaries in a material proceeding or has a material interest adverse to the Company or any of our subsidiaries.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Executive Compensation

The table below summarizes the compensation earned for services rendered to us in all capacities, for the fiscal years indicated, by its named executive officers:

Name and Principal Position	Year	Salary	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(1) (2)	Non-Equity Incentive Plan Compensation ($)	Deferred Compensation ($)(5)	All Other Compensation ($)	Total Compensation ($)

Stephen R. LaNeve, Chief Executive Officer, President, Director	2017	$400,000		$-	$-		$100,000		$500,000
	2016	$479,167		$-	$942,841		$20,833		$1,442,841

Jeffrey Frelick, Chief Operating Officer	2017	$240,000		$-	$-		$60,000		$300,000
	2016	$287,500		$-	$471,421		$12,500		$771,421

Dr. William Jay Treat, Chief Technology Officer(3)	2017	-			-				-
	2016	$217,466			$92,340				$309,806

Deina Walsh, Chief Financial Officer	2017	$160,000		$-	$-		$40,000		$200,000
	2016	$191,667		$-	$-		$8,333		$200,000

(1)	The amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC 718. These amounts reflect our accounting for these awards and do not correspond to the actual values that may be realized by the named executive officers and do not represent actual cash compensation paid to the recipient. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.

(2)	We granted option awards in 2016 in connection with the employment contracts of Mr. LaNeve and Mr. Frelick as executive officers of the Company. Valuation assumptions used to determine grant date fair value as required by FASB ASC 718 are disclosed in Note 9 to our consolidated financial statements for the year ended December 30, 2017. 1/3 of the shares subject to the options vest on each anniversary of the Vesting Commencement Date, subject to the option holder’s Continuous Service (as defined in the Plan) on each vesting date.

(3)	Effective February 29, 2016, Mr. Treat signed a separation agreement with the Company.

(4)	The amounts shown reflect the aggregate grant date fair value computed in accordance with FASB ASC 718. Under ASC 718, the fair value of such stock awards is determined as of the date of grant using the closing market price of common stock on the date of grant. These amounts reflect our accounting for these awards and do not correspond to the actual values that may be realized by the named executive officers and do not represent actual cash compensation paid to the recipient. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.

(5)	Pursuant to the October 2016 Note Purchase Agreement, the Company’s management has agreed to defer 20% of earned compensation.

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Our 2015 Equity Incentive Plan was approved by majority shareholder consent on December 30, 2016 and all options outstanding as of the effective date were cancelled and re-issued under the new plan at current plan terms.

●	Base Salary: The Company’s base salaries are designed as a means to provide a fixed level of compensation in order to attract and retain talent. The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position and the strength of our business.

●	Performance-Based Cash Awards: As part of the Company’s executive compensation program, the board intends to establish an annual performance-based cash award program for our executive officers and other key employees based upon individual performance and the Company’s performance. The award program will also be designed to reinforce the Company’s goals and then current strategic initiatives. The annual performance-based cash awards will be based on the achievement of Company and individual performance metrics established at the beginning of each fiscal year by the compensation committee and our Board of Directors. Following the end of each fiscal year, the compensation committee will be responsible for determining the bonus amount payable to the executive officer based on the achievement of the Company’s performance and the individual performance metrics established for such executive.

●	Long-Term Equity Awards: Our Board of Directors believes that equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interest with those of our stockholders. We grant annual equity awards to our executive officers under our 2015 Equity Incentive Plan. Our Board of Directors adopted and approved the following 2015 Equity Incentive Plan and intends to submit it for approval by our stockholders.

●	2015 Equity Incentive Plan: The Company has 14,000,000 shares of Common Stock authorized and reserved for issuance under our 2015 Equity Incentive Plan for option awards. This reserve may be increased by the Board each year by up to the number of shares of stock equal to 5% of the number of shares of stock issued and outstanding on the immediately preceding December 31. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in our 2015 Equity Incentive Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2015 Equity Incentive Plan which expire, are repurchased or are cancelled or forfeited will again become available for issuance under our 2015 Equity Incentive Plan. The shares available will not be reduced by awards settled in cash. Shares withheld to satisfy tax withholding obligations will not again become available for grant. The gross number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under our 2015 Equity Incentive Plan.

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●	Awards may be granted under our 2015 Equity Incentive Plan to our employees, including officers, director or consultants, and our present or future affiliated entities. While we may grant incentive stock options only to employees, we may grant non-statutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards or other stock based awards to any eligible participant.

●	The 2015 Equity Incentive Plan will be administered by our compensation committee. Subject to the provisions of our 2015 Equity Incentive Plan, the compensation committee determines, in its discretion, the persons to whom, and the times at which, awards are granted, as well as the size, terms and conditions of each award. All awards are evidenced by a written agreement between us and the holder of the award. The compensation committee has the authority to construe and interpret the terms of our 2015 Equity Incentive Plan and awards granted under our 2015 Equity Incentive Plan.

Our Board of Directors approved the following compensation for our named executive officers:

Stephen R. LaNeve, Chief Executive Officer:

Base Salary: Mr. LaNeve’s base salary is $500,000.

Bonus: During each calendar year, Mr. LaNeve shall be eligible to earn an annual target bonus of seventy percent (70%) of his base salary as in-effect for the applicable calendar year, subject to the achievement of personal and corporate objectives or milestones to be established by the board of directors, or any compensation committee thereof, (after considering any input or recommendations from Mr. LaNeve) within sixty (60) days following the beginning of each calendar year during Mr. LaNeve’s employment. In order to earn the annual bonus under this provision, the applicable objectives must be achieved and Mr. LaNeve must be employed by Company at the time the annual bonus is distributed by Company. The annual bonus, if any, shall be paid on or before March 15th of the calendar year following the year in which it is considered earned. The actual annual bonus paid may be more or less than seventy percent (70%) of Mr. LaNeve’s base salary.

Stock Options: Mr. LaNeve was granted an option to purchase 6% of the then outstanding shares of the Company’s common stock, at an exercise price that equals to the fair market price on the date of the grant. These options will vest annually over three (3) years such that they are vested in full on the third year anniversary of the employment agreement date, provided, that any stock option that is unvested on the date of termination shall be forfeited on such date of termination, subject to certain exceptions.

Jeffrey Frelick, Chief Operating Officer:

Base Salary: Mr. Frelick’s base salary is $300,000.

Bonus: During each calendar year, Mr. Frelick shall be eligible to earn an annual target bonus of fifty percent (50%) of his base salary as in-effect for the applicable calendar year, subject to the achievement of personal and corporate objectives or milestones to be established by the board of directors, or any compensation committee thereof, (after considering any input or recommendations from Mr. Frelick) within sixty (60) days following the beginning of each calendar year during Mr. Frelick’s employment. In order to earn the annual bonus under this provision, the applicable objectives must be achieved and Mr. Frelick must be employed by Company at the time the annual bonus is distributed by Company. The annual bonus, if any, shall be paid on or before March 15th of the calendar year following the year in which it is considered earned. The actual annual bonus paid may be more or less than fifty percent (50%) of Mr. Frelick’s base salary.

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Stock Options: Mr. Frelick was granted an option to purchase 3% of the then outstanding shares of the Company’s common stock, at an exercise price that equals to the fair market price on the date of the grant. These options will vest annually over three (3) years such that they are vested in full on the third year anniversary of the employment agreement date, provided, that any stock option that is unvested on the date of termination shall be forfeited on such date of termination, subject to certain exceptions.

Deina H. Walsh, Chief Financial Officer:

Base Salary: Ms. Walsh’s base salary is $200,000.

Bonus: During each calendar year beginning in 2016, Ms. Walsh shall be eligible to earn an annual target bonus of thirty-five percent (35%) of her base salary as in-effect for the applicable calendar year, subject to the achievement of personal and corporate objectives or milestones to be established by the board of directors, or any compensation committee thereof, (after considering any input or recommendations from Ms. Walsh) within sixty (60) days following the beginning of each calendar year during Ms. Walsh’s employment. In order to earn the annual bonus under this provision, the applicable objectives must be achieved and Ms. Walsh must be employed by Company at the time the annual bonus is distributed by Company. The annual bonus, if any, shall be paid on or before March 15th of the calendar year following the year in which it is considered earned. The actual annual bonus paid may be more or less than thirty-five percent (35%) of Ms. Walsh’s base salary.

Stock Options: On November 4, 2014, Ms. Walsh was granted an option to purchase 0.75% of the Company’s fully diluted shares of common stock. The option will be granted under Company’s stock plan and related stock option documents. The Option is intended to be an “incentive stock option” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) to the greatest extent permitted under the code. The option has an exercise price of $10.00 per share, equal to the price of the shares awarded under the Merger Agreement in connection with the Merger. As a condition of receipt of the option, Ms. Walsh was required to sign Company’s standard form of stock option agreement and the option is subject to the terms and conditions of the plan, the option agreement and her employment agreement. The option vests over a three-year period from the effective date subject to Ms. Walsh’s continued Service (as defined in the plan), with 33.33% of the shares subject to the option becoming vested and exercisable on the date that Ms. Walsh’s employment agreement is executed, 33.33% of the shares subject to the option becoming vested and exercisable on the date that is twelve (12) months after the effective date, and 33.34% of the shares subject to the option vesting and becoming exercisable on the date that is twenty four (24) months after the effective date; provided, however, that all unvested shares subject to the option (and any additional equity awards hereafter issued by Company to Ms. Walsh pursuant to the plan) shall fully vest and be exercisable if Ms. Walsh’s service ceases as a result of a “qualifying termination” occurring on or within twelve (12) months after a “change in control.”

On December 1, 2015, Ms. Walsh was entitled to purchase 46,580 shares of Common Stock of the Company as of the date of the grant on the condition that i) the exercise price will be the current market price on the date of the grant; and ii) 15,527 of the shares underlying the grant shall vest on the first anniversary of the execution of the Letter Agreement, 15,527 of the shares underlying the grant shall vest on the second anniversary of the execution of the Letter Agreement and 15,526 of the shares underlying the grant shall vest on the third anniversary of the Letter Agreement. Any portion of the stock option grant that is unvested on the date of her termination shall be forfeited on such date of termination except: (i) in the case of termination by the Company without cause; and (ii) upon a change in control (as defined in the equity incentive plan) of the Company, which shall result in the immediate accelerated vesting of all options granted but unvested under the letter agreement as of (i) or (ii). such options shall be subject to the terms of the equity incentive plan and stock option agreements which shall be entered into at a later mutually agreed-upon date to prevent or mitigate dilution of her equity interests in the Company, in connection with each financing, she shall be provided an opportunity to invest in the Company such that her interest, at her option, remains un-diluted or partially diluted.

The Company’s compensation committee believes these agreements and other incentives granted to these named executive officers align our named executive officers’ interests with those of our stockholders. Our compensation committee and board of directors continues to evaluate our executive compensation program with a view toward motivating our named executive officers to meet our strategic operational and financial goals in the best interests of our stockholders.

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Potential Payments upon Termination of Change in Control

None.

Changes to Potential Payments upon Termination of Change in Control

None.

Consulting Agreements for Executives

None other than noted above.

Grants of Plan-Based Awards

None.

Executives Outstanding Equity Awards at Fiscal Year End

Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen R. LaNeve, Chief Executive Officer, President, Director	May 27, 2016	35,886	17,943	-	$20.50	May 27, 2026	-	-	-	-
	December 28, 2015	138,746	69,373	-	$15.90	December 27, 2025	-	-	-	-
		-	-	-	-	-	-	-	3,841	$78,750
Jeffrey Frelick, Chief Operating Officer	May 27, 2016	17,943	8,971	-	$20.50	May 27, 2026	-	-	-	-
	December 28, 2015	69,373	34,686	-	$15.90	December 27, 2025	-	-	-	-
Dr. William Jay Treat, Chief Technology Officer	March 4, 2016	5,400	-	-	$20.50	February 16, 2021	-	-	-	-
	December 28, 2015	79,941	-	-	$15.90	February 16, 2021	-	-	-	-
		-	-	-	-	-	-	-	1,646	$33,750
Deina Walsh, Chief Financial Officer	December 28, 2015	6,491	-	-	$15.90	December 27, 2025	-	-	-	-
	December 28, 2015	31,054	15,526	-	$15.90	December 27, 2025	-	-	-	-
	December 28, 2015	17,492	-	-	$15.90	December 27, 2025	-	-	-	-
		-	-	-	-	-	-	-	1,110	$22,764

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Director Compensation

The following table shows information regarding the compensation earned during the year ended December 31, 2017 by the members of our board of directors.

Name	Fees Earned or Paid in Cash(2)	Option Awards	Share Awards	Total
Bruce Stroever(1)	$-	$-	-	$-
Dr. Chia Soo(1)(3)	-	-	-	-
William Coffin(4)	5,975	25,000	-	30,975
John Booth	17,500	50,000	-	67,500
Jimmy Delshad(5)	12,500	50,000	-	62,500
Dr. Benjamin Wu(1)(3)	-	-	-	-
Bret Hankey(1)	-	-	-	-

Total	$35,975	$125,000	$-	$160,975

(1)	Non-independent director. No compensation paid per our Non-Employee Director Compensation Policy.

(2)	Pursuant to the October 2016 Note Purchase Agreement, the Board of Directors authorized a change in director compensation to defer 50% of the directors’ cash compensation until at least $5,000,000 has been received in cumulative funding from non-current stockholders.

(3)	Dr. Soo and Dr. Wu resigned as directors of the Company effective April 13, 2017.

(4)	Mr. Coffin resigned May 24, 2017.

(5)	Mr. Delshad resigned August 1, 2018.

The Board adopted a Non-Employee Director Compensation Policy (the “Director Compensation Policy”) as following:

Annual Cash Compensation

Commencing at the beginning of the first calendar quarter following the Effective Date, each Non-Employee Director will receive the cash compensation set forth below for service on the Board. The annual cash compensation amounts will be payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service. All annual cash fees are vested upon payment.

1.	Annual Board Service Retainer:

a.	All Non-Employee Directors other than the Board Chair: $25,000

b.	Non-Employee Director who is the Board Chair: $35,000

2.	Annual Committee Chair Service Retainer (in addition to Annual Board Service Retainer):

a.	Chairman of the Audit Committee: $5,000

b.	Chairman of the Compensation Committee: $5,000

c.	Chairman of the Corporate Governance Committee: $5,000

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Pursuant to the October 2016 Note Purchase Agreement, the Board of Directors has authorized a change in director compensation to defer 50% of the directors’ cash compensation until at least $5,000,000 has been received in cumulative funding from non-current stockholders.

Equity Compensation

Equity awards will be granted under the Company’s 2015 Equity Incentive Plan or any successor equity incentive plan (the “Plan”). All stock options granted under this Director Compensation Policy will be Nonstatutory Stock Options (as defined in the Plan), with a term of ten years from the date of grant and an exercise price per share equal to 100% of the Fair Market Value (as defined in the Plan) of the underlying common stock of the Company (“Common Stock”) on the date of grant.

(a)	Automatic Equity Grants.

(i) Initial Grant for New Directors. Without any further action of the Board, each person who, after the Effective Date, is elected or appointed for the first time to be a Non-Employee Director will automatically, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted a Nonstatutory Stock Option to purchase 50,000 shares of Common Stock (the “Initial Grant”), regardless of when such person is elected or appointed to the Board. Each Initial Grant will fully vest on the date of the annual meeting of the stockholders of the Company (“Annual Meeting”) next following the Initial Grant.

(ii) Annual Grant. Without any further action of the Board, at the close of business on the date of each Annual Meeting following the Effective Date, each person who is then a Non-Employee Director will automatically be granted a Nonstatutory Stock Option to purchase a number of shares of Common Stock having an Option Value (calculated on the date of grant) of $50,000 (the “Annual Grant”). Each Annual Grant will vest in a series of four (4) successive equal quarterly installments over the one-year period measured from the date of grant.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or was an executive officer of our company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of our compensation committee during the fiscal year ended December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

●	Any of our directors or officers;

●	Any proposed nominee for election as our director;

●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

●	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company.

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Hankey Capital LLC

First and Second Secured Convertible Notes and Warrants

On October 24, 2014 and May 4, 2015, the Company issued two convertible promissory notes in the aggregate amount of $7,000,000 to Hankey Capital. The president of Hankey Capital is a non-independent board member. The Convertible Notes mature on December 31, 2019 and bear interest at an annual rate of interest of the “prime rate” plus 4.0%, with a minimum rate of 8.5% per annum until maturity, with interest payable monthly in arrears. Prior to the Maturity Date, Hankey Capital has a right, in its sole discretion, to convert the Convertible Notes into shares of the Company’s Common Stock, at a conversion rate equal to the greater of (i) $15.80 per share or (ii) 70% of the average daily price for the Common Stock as measured over the course of the 60 day period prior to the conversion. The Company also issued warrants to Hankey Capital for 585,443 shares of Common Stock at an exercise price per share of $15.80 that expire three years from the date of issuance. In connection with the Convertible Notes, the Company issued 886,076 common shares as collateral shares and paid commitment fees in the amount of 3.0% of the original principal amount of the loans ($210,000) to Hankey Capital and other aggregate offering costs of $594,550. The relative fair value of the 585,443 warrants issued to Hankey was determined to be $2,086,859 using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 0.82% - 0.96%; dividend yield of 0%; volatility rate of 96.77% - 96.83%; and an expected life of three years (statutory term). As of October 24, 2014 and May 4, 2015, the effective conversion price was greater than the market price of shares of the Company’s common stock; therefore, a beneficial conversion feature was not recognized. The aggregate value of the warrants and offering costs totaling $2,891,409 was considered to be a debt discount upon issuance of the notes and was amortized as interest over the terms of the notes or in full upon the conversion of the notes.

The Convertible Notes are secured by 585,443 collateral shares of Common Stock issued by the Company in the name of Hankey Capital, in such amount so as to maintain a loan to value ratio of no greater than 50% (the “Collateral”). The number of shares in the Collateral shall be adjusted on a yearly basis. The Convertible Notes are further secured by collateral assignments of all the Company’s license agreements. The principal amount of the loan is pre-payable in whole or in part at any time, without premium or penalty. Upon any voluntary partial prepayment of outstanding principal, Hankey Capital will return Collateral shares to the Company in the amount necessary, if any, to maintain the loan to value ratio at no less than 50%. Upon a full payment of the outstanding principal, all Collateral shares shall be returned return and cancelled. Hankey Capital will also return Collateral shares under the same terms in case of partial or full conversion of the Convertible Notes. The Notes and Warrants contain provisions limiting the exercise/conversion thereof.

On February 24, 2016, the First and Second Secured Convertible Notes were modified to extend the maturity date to December 31, 2019 and fix the conversion price at $15.80 and the warrants were amended to extend their expiration date by two years. The Company determined that the extension of the convertible notes’ maturity dates and the warrants’ expiration dates resulted in a debt extinguishment for accounting purposes since the change in fair value of the warrants as a result of the extension of their expiration dates was more than 10% of the original value of the convertible notes. As such, the Company recorded the notes at their aggregate fair value of $7,000,000. The Company recorded a loss on extinguishment of debt totaling $2,842,580 of which $1,005,646 represented the increased fair value of the warrants and $1,836,934 related to write off the remaining valuation discount on that date.

Third Secured Convertible Term Note and Warrant

On February 24, 2016, the Company issued a convertible promissory note in the amount of $2,000,000 to Hankey Capital. The Third Convertible Note matures on February 23, 2019 (the “Maturity Date”) and bears interest at an annual rate of interest at the “prime rate” (as quoted in the “Money Rates” section of The Wall Street Journal) plus 4.0%, with a minimum rate of 8.5% per annum until maturity, with interest payable monthly in arrears. Prior to the Maturity Date, Hankey Capital has a right, in its sole discretion, to convert the Convertible Note into shares of the Company’s common stock (the “Conversion Shares”), at a conversion rate equal to $15.80 per share and issued a warrant to Hankey Capital for 146,342 shares of Common Stock at an exercise price per share of $20.50. The Warrant will expire on February 23, 2021. The Note and Warrant contain provisions limiting the exercise/conversion thereof. The Convertible Note is secured by 146,342 collateral shares of Common Stock issued by the Company in the name of Hankey Capital, in such amount so as to maintain a loan to value ratio of no greater than 50%. The number of Collateral Shares will be adjusted on a yearly basis. The Convertible Note is further secured by all of the Company’s personal property, including collateral assignments of all the Company’s license agreements and the MTF Sygnal Option Agreement. The principal amount of the loan is prepayable in whole or in part at any time, without premium or penalty. Upon any voluntary partial prepayment of outstanding principal, Hankey Capital will return Collateral Shares to the Company in the amount necessary, if any, to maintain the loan to value ratio at no less than 50%. Upon a full payment of the outstanding principal, all Collateral Shares will be returned and cancelled. Hankey Capital will also return Collateral Shares under the same terms in case of partial or full conversion of the Convertible Note. In connection with the Convertible Note, on February 24, 2016 the Company issued 253,165 common shares as collateral and paid a commitment fee in the amount of $40,000 (2% of the original principal amount of the Loan) and other offering costs totaling $77,532. The relative fair value of the 146,342 warrants issued to Hankey was determined to be $1,103,817 using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 0.90%; dividend yield of 0%; volatility rate of 119%; and an expected life of five years (statutory term). As of February 24, 2017, the effective conversion price was less than the market price of shares of the Company’s common stock. As such, the Company recognized a beneficial conversion feature of $778,651. The aggregate value of the warrants, beneficial conversion feature and offering costs of $2,000,000 was considered to be a debt discount upon issuance of the note and will be amortized as interest over the term of the note or in full upon the conversion of the note.

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In connection with the Third Convertible Note with Hankey Capital, during 2016 Hankey Capital exercised warrants to purchase an aggregate of 79,114 shares resulting in gross proceeds to the Company of $1,250,000, and the parties agreed to extend the maturity date of the first two convertible secured notes to December 31, 2019 and fix the conversion rate at $15.80. The Company also agreed to extend the term of the warrants issued with the first two convertible notes to five years from issuance.

Convertible Promissory Notes

On October 14, 2016, pursuant to a Note Purchase Agreement, the Company issued to each of MTF and Hankey Capital a convertible promissory note in the amount of $600,000 (each a “Convertible Note”). The Convertible Note matures on December 31, 2017 (the “Maturity Date”) and bears interest at an annual rate of interest of 8.5% per annum until maturity. Prior to the Maturity Date, each of MTF and Hankey Capital has a right, in its sole discretion, to convert their Convertible Note into shares of the Company’s common stock (the “Conversion Shares”), at a conversion rate equal to $10.00 per share. In addition, if the Convertible Notes are not paid by the Maturity Date, they will be automatically converted in shares of Common Stock at a conversion price of $10.00 per share. Hankey Capital’s Convertible Note is secured by all of the Company’s assets. In the event of a financing resulting in gross proceeds of at least $5,000,000, the holders of the Convertible Notes will be required to convert their Convertible Notes into the same securities issued in such financing at the same price per share. The Company has granted piggyback registration rights with respect to the Conversion Shares.

Pursuant to the October 2016 Note Purchase Agreement, the Company may only use the proceeds from the issuance of those convertible notes to focus on prioritizing operations on essential research and development activities. Also pursuant to the October 2016 Note Purchase Agreement, the Company’s management has agreed to defer 20% of earned compensation and the Board of Directors has authorized a change in director compensation to defer 50% of the directors’ cash compensation until at least $5,000,000 has been received in cumulative funding from non-current stockholders.

On January 23, 2017 the Company, MTF and Hankey Capital, executed an amendment (the “Amendment”) to the Convertible Notes. The Amendment extends the maturity date of each of the Convertible Notes to December 31, 2017 from December 31, 2016. By extending the maturity date, the date that the Convertible Notes automatically convert into shares of the Company’s Common Stock was also extended to December 31, 2017. The Amendment was effective retroactive to December 31, 2016. As the amendment only extended the maturity date, no further accounting was necessary.

Per the terms of the Convertible Notes, these loans and unpaid accrued interest converted into 132,580 shares Common Stock on December 31, 2017.

25

On February 10, 2017 and August 18, 2017 pursuant to three note purchase agreements, the Company issued MTF and Hankey Capital convertible promissory notes in the aggregate amount of $2,700,000 (“Convertible Notes”). The Convertible Notes mature on December 31, 2017 (the “Maturity Date”) and bear interest at an annual rate of interest of 8.5% until maturity. Prior to the Maturity Date, each of MTF and Hankey Capital has a right, in its sole discretion, to convert their Convertible Note into shares of the Company’s common stock (the “Conversion Shares”), at a conversion rate equal to $10.00 per share. Also, if the Convertible Notes are not paid by the Maturity Date, they will be automatically converted in shares of Common Stock at a conversion price of $10.00 per share. In the event of a financing resulting in gross proceeds of at least $5,000,000, the holders of the Convertible Notes will be required to convert their Convertible Notes into the same securities issued in such financing at the same price per share. Hankey Capital’s Convertible Note is secured by all of the Company’s assets. The Company has granted piggyback registration rights with respect to the Conversion Shares.

Per the terms of the Convertible Notes, these loans and unpaid accrued interest converted into 287,767 shares Common Stock on December 31, 2017.

Bridge Note

On May 14, 2018, pursuant to a Note Purchase Agreement, the Company issued to Hankey Capital a secured promissory note in the amount of $600,000 (the “Note”). The Note matures on December 31, 2018 (the “Maturity Date”) and bears interest at an annual rate of interest of 8.5% per annum until maturity. A portion of the proceeds from the sale of the Rights Shares and the Hankey Shares described below were used for the repayment of the Note.

Recent Financing

On June 11, 2018 and effective July 16, 2018, the Company and Hankey Capital executed a Securities Purchase Agreement (the “Purchase Agreement”) whereby Hankey Capital agreed to purchase up to 3,869,979 shares of the Company’s Common Stock (the “Shares’) at a purchase price of $1.00 (after giving effect to the reverse split referred to below) and up to $2,000,000 in principal amount of a convertible secured note (the “Note”). The maturity date of the Note will be December 31, 2019 and the Note will bear interest at the greater of the Prime Rate plus 4% or 8.5% per annum. The Note (principal and interest) will be convertible into shares of the Company’s Common Stock at the option of the holder at $1.00 per share and secured by a security interest in all assets of the Company and a pledge of collateral shares in an amount sufficient to maintain a loan to value ratio of no greater than 50%. Pursuant to the Purchase Agreement, the Company was obligated to effect a Rights Offering (the “Rights Offering”) to its stockholders with respect to the Shares and the Note, and the number of Shares and principal amount of the Note shall be reduced to the extent that the Company’s stockholders participate in the Rights Offering. The closing of the Purchase Agreement was conditioned on the completion of a reverse split of a ratio of 1 for 10 of the Company’s outstanding common shares.

In connection with the financing on June 11, 2018 the Company and Hankey Capital executed amendments (the “Amendments”) to the convertible promissory notes (the “Existing Convertible Notes”) issued by the Company on October 24, 2014, May 4, 2015 and February 24, 2016. The Amendments change Hankey Capital’s conversion price from $15.80 per share to $1.00 per share on the Existing Convertible Notes and extend the maturity date of the February 24, 2016 note from February 24, 2019 to December 31, 2019. The Amendments became effective on the closing of the Offering, July 16, 2018.

On July 16, 2018, the Company and Hankey Capital entered into an amendment (the “Amendment”) to the Purchase Agreement dated as of June 11, 2018. Pursuant to the Amendment, in lieu of loaning the Company $2,000,000 at the closing, Hankey Capital will provide a credit facility to the Company of $2,000,000 to be drawn down by the Company upon notice to Hankey Capital. Each draw will be evidenced by a convertible secured note on the same terms as described above except each note will be dated the date of the applicable draw and will bear interest from the date of the draw. The purpose of the Amendment is to reduce the interest expense to the Company.

On July 16, 2018, the Company issued to two stockholders of the Company affiliated with Hankey Capital an aggregate of 329,674 shares of the Company’s Common Stock (the “Rights Shares”).

On July 16, 2018, the Company issued to Hankey Capital 3,539,654 shares of the Company’s Common Stock (the “Hankey Shares”). The Hankey Shares were issued pursuant to the Purchase Agreement.

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AFH Holding & Advisory LLC (AFH)

Pursuant to a letter agreement dated February 10, 2016, the Company agreed to issue a total of 1,260,255 shares of common stock of the Company to AFH. The Letter Agreement was entered into in connection with the AFH/MTF Agreement under which AFH and its affiliated entities, individuals or assignees (“AFH Group”) were entitled to 10% of the outstanding shares of common stock of the Company (the “Share Adjustment”) after giving effect to an anticipated private placement of between $8,000,000 and $10,000,000 (the “PIPE”). In the Letter Agreement, the Company recognized that, at the time the AFH/MTF Agreement was entered into, it was not anticipated that certain events in addition to the PIPE would dilute directly or indirectly the interest of AFH Group as stockholders of the Company, including the Ninth Amendment to the UCLA License Agreement and the issuance of the Company’s Common Shares pursuant to the Professional Services Agreement with each of Dr. Chia Soo, Dr. Ben Wu, and Dr. Eric Ting discussed below. Accordingly, the Company agreed to issue the 1,260,255 shares in connection with the Share Adjustment. The fair value of the shares issued for services, $2,583,523, was recorded as general and administrative expense.

On April 7, 2016, the Company entered into a consulting agreement with AFH pursuant to which the Company engaged AFH for a term of three months to provide certain consulting services to the Company effective April 5, 2016. Under the consulting agreement, AFH received an up-front retainer of $100,000 and $33,333.33 per month for three months.

On June 1, 2016, the Company agreed (i) to issue to AFH 20,186 shares of common stock of the Company as an adjustment to the October 28, 2015 invoice and (ii) to issue 23,173 shares of common stock of the Company as an adjustment to the letter agreement dated February 10, 2016. The fair value of the shares issued for services, $148,434, was recorded as general and administrative expense.

In addition to the shares and warrants issued for services, AFH received cash totaling $-0- and $325,000 for services during the years ended December 31, 2017 and 2016, respectively.

Amir Heshmatpour is the controlling party of AFH and collectively a significant shareholder.

Musculoskeletal Transplant Foundation (MTF)

On February 22, 2016, the Company entered into a share purchase agreement with MTF, pursuant to which MTF purchased from the Company an aggregate of 731,707 shares of common stock of the Company at a price per share equal to $2.05 for total proceeds of $1,500,000.

On February 24, 2016 the Company entered into an Option Agreement for the Distribution and Supply of Sygnal™ demineralized bone matrix (“Sygnal”) with MTF pursuant to which:

a.	MTF grants to the Company the exclusive right and option (the “Option”) to distribute Sygnal upon the critical terms as described in the Option Agreement (the “Option Rights”). The Company will exercise the Option, if at all, by providing written notice to MTF of its intent to do so. During the term of the Option, MTF will not enter into any agreements with any third parties which include the transfer by MTF of the Option Rights.

b.	Upon the exercising of the Option, the Company will grant to MTF 700,000 shares of common stock in the Company.

c.	Within 30 days of exercising the Option, MTF will provide the Company with a written proposal of a Definitive Agreement that includes, inter alia, the Critical Terms and those other commercially reasonable terms as agreed upon by the parties. The parties will fully negotiate in good faith all of the terms of the Definitive Agreement, and any ancillary agreements thereto consistent with the Critical Terms.

d.	In the event the Company does not exercise the Option within the Term of the Option Agreement, MTF will be free to enter into any other agreement relating to the Option Rights as it deems appropriate without liability to the Company.

27

Sygnal is a bone void filler contouring allograft bone that has the inorganic mineral removed, leaving behind the organic “collagen” matrix.

On June 24, 2016, the Company exercised this option. As provided in the Option Agreement, the Company issued 700,000 shares of its restricted common stock in connection with the exercise of the Option. Additionally, within 30 days of exercising the Option, MTF will provide the Company with a written proposal of a Definitive Agreement that includes, inter alia, certain Critical Terms described in the Agreement and those other commercially reasonable terms as agreed upon by the parties. The parties will fully negotiate in good faith all of the terms of the Definitive Agreement and any ancillary agreements thereto consistent with the Critical Terms. The Company expensed the cost of this license, $1,435,000, as research and development during the year ended December 31, 2016.

On October 14, 2016, pursuant to a Note Purchase Agreement, the Company issued to MTF a convertible promissory note in the amount of $600,000 (See Note 7).

On February 10, 2017, pursuant to a Note Purchase Agreement, the Company issued to MTF a convertible promissory note in the amount of $1,000,000 (See Note 7).

On August 18, 2017, the Company entered into a share purchase agreement with MTF, pursuant to which MTF purchased from the Company an aggregate of 233,333 shares of common stock of the Company at a price per share equal to $3.00 for total proceeds of $700,000.

On May 23, 2018, pursuant to the August 2017 share purchase agreement with MTF, the Company issued 466,667 shares of common stock to equal the most favorable terms of the private placement offering.

Bruce Stroever, Director, is the past President and Chief Executive Officer of MTF.

Founders

The Company entered into a Letter Agreement effective October 2, 2015, with each of Dr. Chia Soo, Dr. Eric Kang Ting and Dr. Ben Wu (collectively, the “Founders”). The Founders were three of the original shareholders of the Company. Pursuant to the Letter Agreement, the Founders agrees to deliver to the Company all past work product and past data related to NELL-1 (the “Data”) for use by the Company in its sole discretion, within the applicable licensing rights granted under the UCLA license and in exchange the Company agreed to the future issuance of an aggregate of 1,153,846 shares of the Company’s common stock. The Shares are to be equally distributed between the Founders upon the earlier of (i) the third anniversary of the Agreement and (ii) the occurrence of a Liquidity Event (as defined in the Letter Agreement) and are currently reported as shares to be issued.

Founders Professional Services Agreement

Effective January 8, 2016, the Company entered into separate Professional Services Agreements with each of the Founders. Pursuant to each of the Agreements, each Founder has agreed to provide certain services to the Company, including providing strategic advice and strategic introductions to the Company’s management team as well as specific services set forth on an Exhibit to each Agreement. The Agreements are substantially identical. In consideration for the services to be rendered under the applicable Agreement, each Founder is granted 10-year stock options (the “Options”) to purchase 1,800,364 shares of the Company’s common stock corresponding to 4% of the Company’s outstanding common stock, on a fully diluted basis, at an exercise price of $1.59 per share. The shares subject to the Options will vest 25% on each of the first, second and third anniversary of the effective date and 12.5% on each of the fourth and fifth anniversary of the effective date. The options fully vest on a change of control of the Company, if the Company terminates the Agreement without cause or the Founder terminates the Agreement with cause. Additionally, beginning January 1, 2017, the Company will pay each Founder an annual consulting fee of $200,000 in cash or, at the option of the Company, in shares of its common stock valued as provided in the Agreement.

On June 1, 2016, the Company agreed to issue to each Founder a 10-year stock options to purchase 33,105 shares of the Company’s common stock at an exercise price of $2.05 per share as an adjustment to the Professional Services Agreements with each of the Founders dated January 8, 2016.

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On December 13, 2016, the Company provided written notice to each of the Founders that it was terminating the Agreements for cause, indicating that absent cure of the material breach of the Agreements, termination of the Agreements was to be effective on January 12, 2017. Despite lengthy discussions with the Founders, and multiple extensions of the termination date to accommodate such discussions, the Company was unable to resolve the outstanding issues under the Agreements, and the Company provided notice that the Agreements were terminated, effective April 8, 2017. Any shares subject to the stock options issued under the Agreements that were not vested on the date the Agreements terminated were forfeited on the date of termination. Our policy is to account for forfeitures when they occur; therefore these forfeitures are recorded as a reversal to expense. Forfeiture reversals related to the termination of the Agreements was $3,629,041 in research and development expense.

Dr. Soo and Dr. Wu resigned as directors of the Company effective April 13, 2017, and Dr. Ting resigned as a member of the Company’s Scientific Advisory Board on April 13, 2017. Each of the Advisors were involved in the founding of the Company. Our licensing agreement with UCLA is independent of the Founders’ services and remains unchanged as a result of the Founders resignation.

Review, Approval or Ratification of Transactions with Related Persons

Due to the small size of our Company, we do not at this time have a formal written policy regarding the review of related party transactions, and rely on our full Board of Directors to review, approve or ratify such transactions and identify and prevent conflicts of interest. Our Board of Directors reviews any such transaction in light of the particular affiliation and interest of any involved director, officer or other employee or stockholder and, if applicable, any such person’s affiliates or immediate family members. Management aims to present transactions to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate action or remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with our best interests and the best interest of our stockholders.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Company Proxy Statement. Stockholders may present proposals, including nominations for directors, for inclusion in our proxy statement prepared in connection with the Annual Meeting of stockholders to be held in the fiscal year ending December 31, 2018 (the “Next Annual Meeting”). Among other requirements, for a proposal to be considered for inclusion in the proxy statement for the Next Annual Meeting, written notice must be received by the corporate secretary at our principal executive offices no later than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s Annual Meeting. Accordingly, we must receive all such written notices no later than June 12, 2019.

Receipt of a stockholder proposal does not necessarily guarantee that the proposal will be included in the proxy statement for the Next Annual Meeting. Stockholders interested in submitting a nomination or proposal for consideration at the Next Annual Meeting should also consult our Bylaws to ensure that any such notice of nomination or proposal is submitted to the Company in proper form. In addition, stockholders should also be aware that any such proposal must comply with SEC rules concerning the inclusion of stockholder proposals in Company-sponsored proxy materials. Our Board will review any proposal that is received by the deadline and determine if it is a proper proposal for inclusion in the proxy statement for the Next Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this proxy statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of this proxy statement was delivered, the Company shall promptly deliver a separate copy of this proxy statement to such stockholder. Written requests should be made to Bone Biologics Corporation, Attention: Corporate Secretary, 2 Burlington Woods Drive, Ste 100, Burlington, MA 01803 and oral requests may be made by calling the Company at (781) 552-4452. In addition, if such stockholder wishes to receive separate annual reports, proxy statements or information statements in the future, such stockholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number. Stockholders sharing an address who are receiving multiple copies of this Information Statement may request delivery of a single annual report, proxy statement or information statement in the future by directing such request in writing to the address above or calling the number above.

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OTHER MATTERS

Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope to ensure your representation at the Annual Meeting.

FORWARD-LOOKING STATEMENTS

This proxy statement and materials delivered with this proxy statement, including our annual report on Form 10-K, for the year ended December 31, 2017, contains “forward-looking” statements. All statements other than statements of historical facts included in this proxy statement and materials delivered with this proxy statement, including, without limitation, statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations are disclosed in the “Note Regarding Forward Looking Statements” section of our annual report on Form 10-K for the year ended December 31, 2017. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by such cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

Bone Biologics Corporation files reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov.

A copy of our annual report on form 10-K, for the year ended December 31, 2017, which includes financial statements for the Company for the fiscal year then ended and excluding exhibits is being mailed to each stockholder of record with this proxy statement. The exhibits to the Form 10-K are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by August 24, 2018, to receive them before the Annual Meeting. Requests should be sent in writing to:

Bone Biologics Corporation

2 Burlington Woods Drive, Ste 100

Burlington, MA 01803

Attention: Corporate Secretary

By Order of the Board of Directors,

/s/ Don Hankey
Don Hankey
Chairman of the Board of Directors

August 10, 2018

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**PROXY** **BONE BIOLOGICS CORPORATION** **PROXY**

2 Burlington Woods Drive, Suite 100; Burlington, MA 01803

**Annual Meeting of Stockholders**
**September 12, 2018 at 11:00 A.M. Eastern Time**
**This proxy is solicited by the Board of Directors**

The undersigned stockholder(s) of Bone Biologics Corporation hereby appoint(s) Stephen La Neve and Jeffrey Frelick, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of BONE BIOLOGICS CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 A.M. Eastern Time on September 12, 2018, at Bone Biologics Corporation offices, 2 Burlington Woods Drive, Suite 100, Burlington, MA 01803, and any adjournment or postponement of the annual meeting.

Such proxies are authorized to vote in their discretion (i) "FOR" the election of any person to the Board of Directors if the nominees named herein becomes unable to serve or for good cause will not serve; (ii) "FOR" approval of the compensation of the Company's named executive officers as disclosed in the proxy statement; (iii) "FOR" approval of the ratification of the appointment of Weinberg & Company, P.A., as our independent registered public accountant for the fiscal year ending December 31, 2018 and (iv) on such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
**The Annual Report and Proxy Statement are available at www.bonebiologics.com**

**Proposal 1** – Election of Directors

__________For all nominees __________Withhold all nominees

NOMINEES: 01 Don Hankey 02 Bruce Stover 03 Stephen R. La Neve
04 John Booth 05 Bret Hankey

__________For All Except: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below:

______________________________________________

**Proposal 2** – Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement.

☐ For ☐ Against ☐ Abstain

☐ For ☐ Against ☐ Abstain

**NOTE:** To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

Dated: ______________________________, 2018

______________________________

Signature

______________________________

Signature (Joint Owners)

Address Changes/Comments:______________________

______________________________

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Please indicate whether you plan to attend this meeting: ☐

**BONE BIOLOGICS CORPORATION**
**2 Burlington Woods Drive, Suite 100**
**Burlington, MA 01803**

VOTE BY INTERNET – vote.corporatestock.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time on September 11, 2018. Have your proxy card in hand when you access the web site so you have your Control Number and Account Number which are needed to vote.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corporate Stock Transfer, 3200 Cherry Creek South Drive, Ste. 430, Denver CO 80209.